Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-200828 and 333-56161 (including post-effective amendment No.1) on Form S-8 of Sempra Energy, of our reports dated June 23, 2021, relating to the financial statements and supplemental schedules of Sempra Energy Savings Plan; San Diego Gas & Electric Company Savings Plan; and Southern California Gas Company Retirement Savings Plan appearing in this Annual Report on Form 11-K for the year ended December 31, 2020.
/s/ DELOITTE & TOUCHE LLP

June 23, 2021